UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2013

CHAMBERS STREET PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	001-35933	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Hulfish Street, Suite 210, Princeton, NJ 08542

(Address of principal executive offices)

(609) 683-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 8, 2013, Chambers Street Properties (the “Company”) issued a press release regarding its financial results for the quarter ended June 30, 2013. Also on June 30, 2013, the Company made available on its website at www.chambersstreet.com certain supplemental information regarding the Company’s financial results and operations for the quarter ended June 30, 2013. The Company is attaching the press release as Exhibit 99.1 and the supplemental information as Exhibit 99.2 to this Current Report on Form 8-K.

The information (including Exhibits 99.1 and 99.2) being furnished pursuant to this “Item 2.02. Results of Operations and Financial Condition” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in such filing.

Item 7.01.	Regulation FD Disclosure

As discussed in Item 2.02 above, the Company issued a press release regarding its financial results for the quarter ended June 30, 2013 and made available on its website certain supplemental information relating thereto.

The information being furnished pursuant to this “Item 7.01. Regulation FD Disclosure” shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing. This information will not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

Item 8.01	Other Information

The board of trustees of the Company has determined that, beginning in the fourth quarter of 2013, the Company will transition from a quarterly distribution and pay distributions on a monthly basis as calculated pursuant to monthly record dates and distribution declaration dates.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by Chambers Street Properties on August 8, 2013.

99.2	Chambers Street Properties Supplemental Information for the period ended June 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMBERS STREET PROPERTIES

August 8, 2013	By:	/s/ Martin A. Reid
	Name:	Martin A. Reid
	Title:	Chief Financial Officer